             Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                        Statement to Certificateholders
                               February 15, 2001

              ORIGINAL         BEGINNING
                FACE           PRINCIPAL                     REALIZED     DEFERRED                PRINCIPAL
CLASS           VALUE           BALANCE        PRINCIPAL     INTEREST       TOTAL         LOSSES   INTEREST     BALANCE
-----           -----           -------        ---------     --------       -----         ------   --------     -------
A1          357,735,172.00   77,604,761.89   4,155,954.56   395,703.45   4,551,658.01       0.00    0.00     73,448,807.33
A2           40,000,000.00    8,677,342.11     464,696.22    43,603.64     508,299.86       0.00    0.00      8,212,645.89
R                     0.00            0.00           0.00   436,335.74     436,335.74       0.00    0.00              0.00
TOTALS      397,735,172.00   86,282,104.00   4,620,650.78   875,642.83   5,496,293.61       0.00    0.00     81,661,453.22
SI            8,117,044.50   51,992,546.01           0.00   467,033.21     467,033.21  15,245.34    0.00     54,179,109.28

                 FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                PASS-THROUGH RATES
------------------------------------------------------------------------------------------    ------------------
                                                                                                         CURRENT
                  BEGINNING                                                       ENDING                PASS-THRU
CLASS             PRINCIPAL       PRINCIPAL      INTEREST          TOTAL         PRINCIPAL    CLASS       RATE
-----             ---------       ---------      --------          -----         ---------    -----       ----
A1              216.93355299    11.61740551     1.10613516      12.72354067     205.31614747    A1      6.118750%
A2              216.93355275    11.61740550     1.09009100      12.70749650     205.31614725    A2      6.030000%
TOTALS          216.93355296    11,61740551     2.20157253      13.81897805     205.31614745

SI            6,405.35431462     0.00000000    57.53734749      57.53734749   6,674.73355357    SI      0.000000%


 IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE CONTACT THE
                          ADMINISTRATOR LISTED BELOW:
                                 Daniel Randall
             The Chase Manattan Bank - Structured Finance Services
                        450 West 33rd Street, 14th Floor
                            New York, New York 10001
                              Tel: (212) 946-7172
                        Email: daniel.randall chase.com

[CHASE LOGO]                        COPYRIGHT 2000, CHASE MANHATTAN CORPORATION

                              Chase Manhattan Bank
                        Revolving Home Equity Loan 1995-1
                                February 15, 2001

Sec. 4.01(i)            Principal Collections received during the Collection Period             4,688,401.78
                        Interest Collections received during the Collection Period              1,322,094.97
                        Additional Draw Amount                                                     93,768.04
Sec. 4.01(ii)           Floating Allocation Percentage                                             63.043218%
                        Fixed Allocation Percentage                                                98.000000%
Sec. 4.01(iv)           Investor Certificate Interest Collections                                 796,694.82
Sec. 4.01 (v)           Investor Certificate Principal Collections                              4,594,633.74
Sec. 4.01(vi)           Seller Interest Collections                                               467,033.21
                        Seller Principal Collections                                               93,768.04
Sec. 4.01(xi)           Accelerated Principal Distribution Amount                                      10.57
                        Accelerated Principal Distribution Amount Actually Distributed                 10.57
Sec. 4.01(xiii)         Amount Required to be Paid by Seller                                            0.00
                        Amount Required to be Paid by Servicer                                          0.00
Sec. 4.01(xiv)          Servicing Fee                                                              58,366.94
                        Accrued and Unpaid Servicing Fees                                               0.00
Sec. 4.01(xv)           Liquidation Loss Amounts (Net of Charge Off Amounts)                            0.00
                        Charge Off Amounts                                                         41,251.81
                        Charge Off Amounts allocable to Investor Certificateholders                     0.00
                        Cumulative Loss Amounts                                                 1,033,896.01
Sec. 4.01(xvi)          Pool Balance as of end of preceding Collection Period                 140,080,657.12
                        Pool Balance as of end of second preceding Collection Period          141,980,626.36
Sec. 4.01(xvii)         Invested Amount                                                        83,690,703.66
Sec. 4.01(xxi)          Has a Rapid Amortization Event Ocurred?                                          YES
Sec. 4.01(xxii)         Has an Event of Default Ocurred?                                                  NO
Sec. 4.01(xxiii)        Amount Distributed to Credit Enhancer per 5.01(a)(1)                        4,424.74
                        Amount Distributed to Credit Enhancer per 5.01(a)(6)                            0.00
                        Unreimbursed Amounts Due to Credit Enhancer                                     0.00
Sec. 4.01(xxiv)         Guaranteed Principal Distribution Amount                                        0.00
Sec. 4.01(xxv)          Credit Enhancement Draw Amount                                                  0.00
Sec. 4.01(xxvi)         Amount Distributed to Seller per 5.01(a)(10)                              436,335.74
Sec. 4.01(xxvii)        Maximum Rate                                                                  9.8420%
                        Weighted Average Net Loan Rate                                                9.8420

[CHASE LOGO]                        COPYRIGHT 2000, CHASE MANHATTAN CORPORATION

             Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                               February 15, 2001


Sec. 4.01(xxviii)       Minimum Seller Interest                                              2,752,931.60
Sec. 4.01(xxix)         Required Servicer Advance                                                    0.00
                        Unreimbursed Required Servicer Advance                                       0.00
                        Required Servicer Advance Reimbursement                                      0.00
Sec. 4.01(xxx)          Spread Account Requirement                                             386,637.91
                        Amount on deposit in the Spread Account                                386,637.91
                        Spread Account Deposit                                                   2,728.73
                        Spread Account Withdrawal                                              109,389.75

                                  Delinquencies

                                   Group 1
    Period                  Number       Principal Balance     Percentage
    ------                  ------       -----------------     ----------
     0-30 days                 0                    0.00         0.00%
    31-60 days                43            1,474,021.67         1.07%
    61-90 days                10              287,702.82         0.21%
    91-120 days                3               80,457.58         0.06%
     121+ days                15              421,755.55         0.31%
      Total                   71            2,263,937.62         1.65%

                               Loans in Foreclosure

                                     Group 1
                Number          Principal Balance        Percentage
                ------          -----------------        ----------
                  0                   0.00                 0.00

                                    Loans in RED

                                     Group 1
                Number          Principal Balance       Percentage
                ------          -----------------       ----------
                  0                   0.00                0.00

[CHASE LOGO]                        COPYRIGHT 2000, CHASE MANHATTAN CORPORATION